EXHIBIT 99.1



        PLM INTERNATIONAL, INC. ADJOURNS SPECIAL MEETING OF STOCKHOLDERS

FOR  IMMEDIATE  RELEASE

January 7, 2002-PLM International, Inc. (AMEX: PLM) announced today that its special meeting of stockholders scheduled for January 8, 2002 has been adjourned to 10:00 a.m. on Tuesday, January 15, 2002 at the offices of Nixon Peabody LLP, 437 Madison Avenue, New York, New York 10022. The purpose of the meeting is to consider and vote upon the proposed merger of MILPI Acquisition Corp. with and into the company.

For  information  contact:

PLM  International,  Inc.
Attention:  Kylee  Hester
(203)  341-0515